Exhibit 99.2

Basta Holdings Enters Agreement with Chemoil Aviation to Broker Jet Fuel and Related Services

Company to Provide Chemoil’s Aviation Fueling Services to ACMI Leasing, FBO and MRO Customers and Broker New Agreements through Industry Relationships

FORT LAUDERDALE, FL, May 27, 2014 – Basta Holdings Corp. (OTCBB: BSTA), an aviation services and logistics management company, today announced that the Company has entered into an agreement with Chemoil Aviation to purchase and sell its jet fuel.

Basta Holdings will act as a representative of Chemoil Aviation, one of the fastest growing downstream marketers of aviation fuels and related services worldwide, by introducing Chemoil to prospective customers and jet fuel suppliers. The Company will earn commissions for any corresponding agreements that it brokers between its customers and Chemoil Aviation.

Additionally, Basta Holdings will purchase aviation fuel from Chemoil to resell to customers at fixed base operator (FBO) sites and maintenance, repair and overhaul (MRO) facilities worldwide at a premium. An FBO is a general refueling and light repair facility that services jets and private aircrafts while MRO’s primarily provide comprehensive repair and overhaul services but also offer refueling services.

The Company will also use Chemoil as the fuel provider for the long-term ACMI leases of heavy rotary wing aircraft commissioned by government, non-government organizations (NGO), UN and commercial contractors that it helps manage. Fuel is part of the comprehensive service provided in an Aircraft, Crew, Maintenance and Insurance (ACMI) lease.

“Establishing a relationship with one of the world’s top providers of aviation refueling and related services is a positive development for Basta Holdings. Our agreement with Chemoil Aviation allows us to provide ACMI leasing, FBO and MRO customers worldwide with the highest level of jet refueling and related services while simultaneously creating a revenue stream for Basta through the brokerage of these services,” commented Jacob Gitman, Basta Holdings’ President and CEO.

“As we begin to acquire FBO’s and MRO’s in the US and China as part of our growth strategy, Basta Holdings will be in a prime position to meet several new potential customers and suppliers of Chemoil’s jet fuel which we can now profit from by brokering an agreement on their behalf,” added Mr. Gitman.

About Chemoil Aviation

Established in January 2012, Chemoil Aviation is one of the fastest growing downstream marketers of aviation fuels and related services worldwide. Built on the strong foundation of Chemoil Corporation, one of the worlds’ leading retail energy companies in Sea, Air and Land, Chemoil Aviation also offers competitive credit and contract terms, risk management and CO2 trading to augment your fuel procurement needs.

The company’s extensive global network of major national and regional suppliers and agents enables it to ensure both supply and on-time delivery at competitive prices. Chemoil Aviation’s growing roster of clients includes commercial and corporate aircraft operators, fixed base operations, and military and government sectors at over 1,800 locations worldwide. For more information about Chemoil, please visit www.chemoil.com.

About Basta Holdings Corp.

Basta Holdings Corp. provides contract procurement, business development and management services in the aviation and logistics industries. The company specializes in management of long-term ACMI leases of fixed wing and rotary passenger and cargo aircrafts and private business aviation, which includes charter, maintenance, overhaul and FBO development and management as well as various auxiliary services. For more information on the company, please visit www.bastaholdings.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. No past revenue or other performance can guarantee the same or better performance in the future. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

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